Exhibit 10.3.3

SECOND AMENDMENT TO STOCKHOLDERS’ AGREEMENT

     THIS SECOND AMENDMENT TO THE STOCKHOLDERS’ AGREEMENT (this “Amendment”) is made and entered into as of March 12, 2010 and effective as of the Effective Date (as defined below) by and among ExamWorks, Inc., a Delaware corporation (the “Company”), ExamWorks Holdings, LLLP, a Georgia limited liability limited partnership (“Holdings”), Richard E. Perlman and James K. Price. Capitalized terms used but not defined herein shall have the meanings given to them in the Stockholders’ Agreement dated as of July 14, 2008, as amended on December 4, 2009 (the “Stockholders’ Agreement”), by and among Holdings, the Company, and the stockholders party thereto (together with Holdings, the “Stockholders”).

RECITALS

     WHEREAS, in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors of the Company, (the “Board of Directors”) has adopted resolutions creating a series of preferred stock, par value $0.0001 per share, designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”);

     WHEREAS, pursuant to that certain Confidential Private Placement Memorandum, dated February 22, 2010 as supplemented by the First Supplement, dated March 10, 2010, the Company is conducting a private placement of the Series A Preferred Stock (the “Offering”);

     WHEREAS, in connection with, and effective upon the initial closing of the Offering (the “Effective Date”), the Company desires to amend the Stockholders’ Agreement and to provide that the Series A Preferred Stock issued pursuant to the Offering shall be deemed “Stock” under the Stockholders’ Agreement; and

     WHEREAS, upon the Effective Date, each holder of the Series A Preferred Stock shall become a party to this Amendment.

     NOW, THEREFORE, pursuant to Section 11(a) of the Stockholders’ Agreement, the Stockholders’ Agreement is hereby amended as follows:

1. Amendment to Recitals. Recital A of the Stockholders’ Agreement is hereby amended and restated in its entirety to provide as follows:

     “A. The Stockholders currently own the number of shares of the Company’s presently issued and outstanding shares of common stock (the “Common Stock”) and/or Series A Preferred Stock (the “Series A Preferred Stock,” and collectively with the Common Stock, the “Stock”) as set forth on Schedule I. (For all purposes of this Agreement, when calculating the number of shares of Stock held by a Stockholder, or any other calculation based thereon, all shares of Series A Preferred Stock shall be deemed to have been converted into Common Stock at the conversion ratio then in effect, in accordance with the terms of the Certificate of

Designation with respect to the Series A Preferred Stock (the “Certificate of Designation”)); and”

2. Amendment and Restatement of Section 4(a). The first paragraph of Section 4(a) of the Stockholders’ Agreement is hereby amended and restated in its entirety to provide as follows (and Section 4(a) shall otherwise remain unchanged and in full force and effect):

     “(a) Come-Along Rights. In the event that Holdings receives an offer to purchase shares of Stock held by Holdings, and the offeror, as a condition to such purchase, requires or commits to purchase, or to cause the Company to redeem, all (but not less than all) of the other shares of Stock on the same per share price and terms as the offer for the shares of Stock held by Holdings, each other Stockholder (and any Permitted Transferee of the shares of Stock) shall be obligated, at the election of Holdings, to sell to the offeror or to the Company, as the case may be, that number of shares of Stock equal to the sum of (x) the number of shares actually held by such other Stockholder multiplied by (y) a fraction, the numerator of which is the number of shares of Stock proposed to be transferred by Holdings, and the denominator of which is the total number of shares of Stock held by Holdings, at the same per share price and on the same terms and conditions offered to Holdings for the shares of Stock held by Holdings. Notwithstanding the foregoing, holders of the Series A Preferred Stock shall not be obligated to sell to the offeror or to the Company, as the case may be, any shares of Series A Preferred Stock, unless the consideration received shall be at least equal to the Series A Liquidation Amount, as defined in the Certificate of Designation. For the avoidance of doubt, if the offeror has not specified a proposed purchase price for shares of Series A Preferred Stock, the proposed purchase price for each share of Series A Preferred Stock shall be determined based on the conversion ratio of the Series A Preferred Stock then in effect as if such shares of Series A Preferred Stock had been converted to Common Stock in accordance with the terms of the Certificate of Designation. Within ten (10) days after the date of the written notice of Holdings’ election made pursuant to this Section 4(a), the other Stockholders (and any Permitted Transferee of the shares of Stock) shall deliver the certificate(s) representing shares of Stock to Holdings endorsed in blank. Notwithstanding the foregoing, the other Stockholders and any Permitted Transferee of the shares of Stock (collectively, the “Seller”) will not be required to comply with this Section 4(a) in connection with any specific transaction (the “Proposed Sale”) unless:”

3. Amendment and Restatement of Section 4(b). Section 4(b) of the Stockholders’ Agreement is hereby amended and restated in its entirety to provide as follows:

     “(b) Co-Sale Rights. In the event Holdings proposes to sell any shares of the Stock held by Holdings to any person (except to the Company by way of redemption, repurchase or the like), the other Stockholders shall then have a right of co-sale (the “Right of Co-Sale”) with respect to any shares of Stock proposed to be sold. Before any proposed transfer, Holdings shall give the other Stockholders ten (10) days written notice (the “Co-Sale Notice”) which sets forth the terms of the proposed sale of the shares of Stock held by Holdings, including, without limitation, the proposed purchase price for shares of Series A Preferred Stock, which, in the event Holdings is not proposing to sell any shares of the Series A Preferred Stock, shall be determined based on the conversion ratio of the Series A Preferred Stock then in effect as if such shares of Series A Preferred Stock had been converted to Common Stock in accordance with the terms of the Certificate of Designation. Each other Stockholder shall have the right at any time within ten (10) days from the date of the Co-Sale Notice within which to deliver to Holdings and to the Company notice of its election (the “Election Notice”) to exercise the Right of Co-Sale and to sell to the proposed transferee named in the Co-Sale Notice (at the applicable price per share set forth in the Co-Sale Notice) the aggregate number of shares of Stock proposed to be sold to such purchaser multiplied by a fraction, the numerator of which is the number of shares actually held by such other Stockholder and the denominator of which equals the total number of shares of Stock held by all of the Stockholders of the Company. After the delivery of the Election Notice, the Stockholders shall have the right to sell their respective portion of the shares of Stock to the proposed transferee, and Holdings shall have the right to sell its portion of shares of Stock remaining after the exercise, if any, by the other Stockholders of their Right of Co-Sale, on the same terms and conditions otherwise described in the Co-Sale Notice. Any Stockholder who exercises his, her or its Right of Co-Sale under this Section 4(b) shall be bound by the same terms and conditions as are both agreed to by Holdings in the applicable sale agreement (including any indemnity and escrow provisions thereof) and consistent with the Co-Sale Notice; provided, however, in no event shall any such Stockholder be required to represent to the prospective transferee to more than such Stockholder’s valid title to (and absence of any encumbrances or liens upon) the Stock and such Stockholder’s authority to enter into such sale agreement and related documents, as well as the validity, binding nature and enforceability of such agreements against such Stockholder. Such sale shall be consummated not later than sixty (60) days following the Election Notice. Any proposed transfer on terms and conditions differing materially from those described in the Election Notice, shall again be subject to the Right of Co-Sale and shall require compliance by Holdings with the procedures described in this Section 4.”

4. Effective Time. The amendments set forth herein shall be effective as of the Effective Date, as if made on and as of the Effective Date.

5. No Other Amendments. Except as expressly modified or amended by this Amendment, all terms and conditions set forth in the Stockholders’ Agreement shall remain in full force and effect and such Stockholders’ Agreement, as amended hereby, is hereby ratified in all respects.

6. Reaffirmation. The parties hereby confirm and ratify each of the provisions of the Stockholders’ Agreement as amended hereby.

7. Full Force and Effect; Counterparts. The Stockholders’ Agreement shall remain in full force and effect in accordance with its terms and provisions except as amended by this Amendment. This Amendment shall be binding on the parties and their respective successors and assigns. This Amendment may be executed in one or more counterparts, all counterparts shall be valid and binding on the party executing them and all counterparts shall together constitute one and the same document for all purposes. This Amendment may be executed and delivered by facsimile signature for execution on the part of one or more parties hereto.

[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set above.

COMPANY:

EXAMWORKS, INC.

/s/ Richard E. Perlman

Name: Richard E. Perlman
Title: Co-Chairman

STOCKHOLDERS:

EXAMWORKS HOLDINGS, LLLP

By: Compass Partners, L.L.C., its General Partner

/s/ Richard E. Perlman

Name: Richard E. Perlman
Title: President

/s/ Richard E. Perlman

Name: Richard E. Perlman

/s/ James K. Price

Name: James K. Price

[Second Amendment to Stockholders’ Agreement]